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                                                                    Exhibit 99.1

[ISLAND PACIFIC Letterhead]

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------



MEDIA RELATIONS CONTACT:                         INVESTOR RELATIONS CONTACT:

RON KOREN                                        TRICIA SKODA
ISLAND PACIFIC                                   ISLAND PACIFIC, INC.
+1.949.440.3193                                  +1.858.550-3342
Email:  rkoren@islandpacific.com                 Email: tskoda@islandpacific.com
        ------------------------                        ------------------------


         ISLAND PACIFIC ANNOUNCES COMPLETION OF PAGE DIGITAL ACQUISITION


  - ACCRETIVE COMBINATION WILL PROVIDE COMPREHENSIVE SOLUTIONS AND BROAD MARKET
                                   COVERAGE -


Irvine, CA. - February 4, 2004 - Island Pacific (AMEX: IPI) announced today the completion of the acquisition of Page Digital, Inc., a leading provider of open systems-based end-to-end multi-channel commerce solutions. The purchase price was $7 million, payable through a combination of cash and issuance of stock. The acquisition is expected to be immediately accretive.


The companies have been collaborating with each other since an Agreement of Merger and Plan of Reorganization was signed on November 20, 2003. "This acquisition has added powerful e-commerce, CRM and Catalog Management tools to our solutions set," said Harvey Braun, chairman and chief executive officer of Island Pacific. "The integration of these solutions with the existing IP product suite significantly expands our multi-channel retail distribution and customer service chain. We believe having the ability to offer a true end-to-end solution enhances the value of our entire product line."


Larry Page, former chief executive officer of Page Digital, has been appointed Island Pacific's chief technology officer. "Our initial focus has been to integrate synaro, in use by retailers like Lands' End, IBM, Michaels Stores and Hershey Foods, into the IP solution set, which is used by retailers such as American Eagle Outfitters, Timberland, and The Limited. With our combined forces, we can offer comprehensive solutions that have been proven in the field with some of the world's leading retailers. As we share knowledge and our product development teams collaborate, I have no doubt we will lead in the development of our industry's next generation products."


                                   -- MORE --

ISLAND PACIFIC
19800 MacArthur Blvd. Suite 1200 ~ Irvine, California 92612
t. 949.476.2212 ~ f. 949.476.0177

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[ISLAND PACIFIC Letterhead]


        Island Pacific Announces Completion of Page Digital Acquisition




ABOUT ISLAND PACIFIC


For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-reliability software to the retail industry. Recently, the company has transformed itself into the low-cost, high-value provider of retail enterprise solutions by developing breakthrough technologies, and by partnering with leading consulting organizations to provide next-generation services. In addition, Island Pacific leverages its years of experience with emerging and established retailers to craft creative solutions tailored for each customer's needs. As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world.


With nearly 200 customers, Island Pacific and its solutions are represented in more than 30,000 stores worldwide, and manage more than 1.5 billion transactions annually. Founded in 1978, the company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom. For more information, please visit www.islandpacific.com.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's (SVI) Form 10-KA for the fiscal year ended March 31, 2003 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

                                    -- 30 --

editor's note: Contact Ken Sgro, CEOcast, at 212/732-4300 or Ron Both, Liolios Group, at 949/574-3860 for investor relations information.





ISLAND PACIFIC
19800 MacArthur Blvd. Suite 1200 ~ Irvine, California 92612
t. 949.476.2212 ~ f. 949.476.0177